Exhibit 99.2

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of August 7, 2023, by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”), and EVERQUOTE, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated August 7, 2020, by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness” and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2. MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.

A. The following definitions in Section 1.1 of the Loan and Security Agreement are added or amended and restated in their entirety to read as follows:

“Adjusted Quick Ratio” is a ratio of (a) Quick Assets, to (b) Current Liabilities minus the current portion of deferred revenue, all determined in accordance with GAAP.

“Credit Extension” means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) Bank’s money market accounts;

(c) Investments (i) in an aggregate amount not to exceed $100,000 at any time, consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries and consistent with past practices;

(d) Investments (i) by Borrower in Subsidiaries not to exceed Five Million Five Hundred Thousand Dollars ($5,500,000) in the aggregate in any fiscal year, and (ii) by Subsidiaries in Borrower;

(e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business; and

(f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (f) shall not apply to Investments of Borrower in any Subsidiary.

“Prime Rate” means the greater of seven percent (7.00%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Prime Rate.

“Quick Assets” means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents maintained by Borrower at Bank plus net accounts receivable reflected on Borrower’s then current balance sheet of Borrower determined in accordance with GAAP.

“Revolving Line” means a credit extension of up to Twenty-Five Million Dollars ($25,000,000).

“Sweep Trigger” means any time Borrower’s Adjusted Quick Ratio is less than 1.30 to 1.00.

“Sweep Trigger Termination” means, after the occurrence of each Sweep Trigger, the first date on which Borrower’s Adjusted Quick Ratio is equal to or greater than 1.30 to 1.00 for two consecutive months following such applicable Sweep Trigger.

B. The following definitions in Section 1.1 of the Loan and Security Agreement are deleted in their entirety: “Term Advance,” “Term Loan Amount,” “Term Loan Draw Period,” and “Term Loan Maturity Date.”

C. Section 2.3(a) (Interest Rates) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(a) Interest Rates. Except as set forth in Section 2.3(b), the Advances under the Revolving Facility shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to the Prime Rate.

D. Section 2.5(a) (Facility Fee) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

(a) Facility Fee. On August 7, 2023 and on each anniversary thereof, a facility fee equal to $37,500 in respect of the Revolving Line, each of which shall be deemed fully earned and nonrefundable as of August 7, 2023; provided, that, if all of the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement) are paid in full and this Agreement is terminated prior to an anniversary payment date then no such anniversary payments occurring after the termination date shall be due or payable;

E. Section 6.3 (Financial Statements, Reports, Certificates) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

6.3 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank: (a) as soon as available, but in any event within fifteen (15) days after the last day of each month whether or not any Obligations are outstanding and within three (3) days prior to any advance request when any Sweep Trigger is in effect, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with (A) aged listings of accounts receivable and accounts payable by invoice date, as of the last day of such month with respect to monthly reporting, and as of three (3) days prior to any advance when any Sweep Trigger is in effect, (B) sales or billing journal and cash receipts report by invoice date, as of the last day of such month with respect to monthly reporting, and as of three (3) days prior to any advance when any Sweep Trigger is in effect, and (C) copies of current monthly bank statements for each of Borrower’s accounts, as of the last day of such month with respect to monthly reporting, and as of three (3) days prior to any advance when any Sweep Trigger is in effect; (b) as soon as available, but in any event within thirty (30) days after the last day of each month while any Obligations are outstanding or when any Sweep Trigger is in effect and within thirty (30) days after the last day of each quarter when no Obligations are outstanding (provided that prior to any Credit Extension Borrowers shall deliver to Bank any prior monthly deliverables provided for under this clause (b) for the greater of the preceding six (6) months or for all prior months to date of the most recent audited consolidated financial statements of Borrower provided to Bank prior to such Credit Extension, in each case not previously provided on a monthly basis that would have been due had there been Obligations outstanding), a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, subject only to normal year-end audit adjustments and the absence of footnotes, in a form reasonably acceptable to Bank and certified by a Responsible Officer, together with a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto; (c) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower’s fiscal years 2020 and beyond, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of PriceWaterhouseCoopers or another independent certified public accounting firm reasonably acceptable to Bank; (d) as soon as available, but in any event no later than the earlier to occur of thirty (30) days following the beginning of each fiscal year or the date of approval by Borrower’s board of directors, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such fiscal year, presented in a monthly format, approved by Borrower’s board of directors, and in a form and substance reasonably acceptable to Bank (each, a “Financial Plan”); (e) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (f) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000) or more; and (g) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

F. Section 6.8(a) (Accounts) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

(a) Borrower shall (A) maintain and shall cause each of its Subsidiaries to maintain its primary domestic depository, operating, and investment accounts with Bank (including accounts maintained with Bank that are also subject to Bank’s ICS®, the IntraFi Cash ServiceSM of IntraFi Network LLC, service) and (B) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, foreign exchange contracts, and letters of credit. For each account that Borrower maintains outside of Bank, Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement or other appropriate instrument in form and substance reasonably satisfactory to Bank. Notwithstanding, and in addition to, the foregoing, (i) at all times that any Advances are outstanding hereunder, Borrower shall maintain and shall cause each of its Subsidiaries to maintain 100% of its, and their, cash and cash equivalents in Borrower’s and its Subsidiaries’ accounts with Bank, and (ii) at all times that no Advances are outstanding hereunder, Borrower shall maintain and shall cause each of its Subsidiaries to maintain not less than 80% of its, and their, cash and cash equivalents in Borrower’s and its Subsidiaries’ accounts with Bank; provided, that, the foregoing limitations in clauses (i) and (ii) shall not apply to any cash or cash equivalents of Borrower’s Irish Subsidiary maintained in any account at or with any foreign bank or foreign financial institution other than Bank, for the purpose of paying foreign payroll obligations, and solely to the extent that all such other accounts (x) only maintain funds therein for a period not to exceed ten (10) days in any month, and (y) have less than $500,000 in the aggregate maintained therein at any time; provided, further, that Borrower may maintain its existing deposit accounts with JPMorgan Chase Bank, N.A., so long as (1) the aggregate balance of the deposit accounts does not exceed Twenty-Five Thousand Dollars ($25,000.00), and (2) JPMorgan Chase Bank, N.A. has executed and delivered a Control Agreement with respect to such domestic deposit account to perfect Bank’s Lien in such account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.

G. Section 6.9 (Financial Covenants) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

6.9 Financial Covenants.

(a) Adjusted Quick Ratio. At all times, (i) measured quarterly when no Credit Extensions are outstanding and (ii) measured monthly when any Credit Extensions are outstanding or if Borrower’s Adjusted Quick Ratio is less than 1.30 to 1.00, an Adjusted Quick Ratio of no less than 1.10 to 1.00.

H. Section 6.14 (Lockbox and Collections Account) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

6.14 Lockbox and Collections Account.

(i) All proceeds of Accounts shall be deposited into a post office box under Bank’s control (a “Lockbox”) or a restricted account maintained with Bank (the “Collections Account”), pursuant to the terms of such lockbox and account agreements as Bank shall reasonably request from time to time (the “Lockbox Agreements”). Borrower shall use the Lockbox and Collections Account address as the remit to and payment address for all proceeds of Accounts. If Borrower receives any amount despite such instructions, Borrower shall immediately deliver such payment to Bank in the form received, except for an endorsement to the order of Bank and, pending such delivery, shall hold such payment in trust for Bank. Bank shall credit all amounts deposited into Lockbox or the Collections Account to Borrower’s operating account maintained at Bank within two (2) Business Days after clearance of such deposits; provided however that (i) upon an Event of Default that is continuing, and/or (ii) at all times after the occurrence of the Sweep Trigger through the Sweep Trigger Termination, Bank may, at its option credit all or any portion of amounts paid into the Collections Account first against any amounts owing to Bank, and then any remaining balance of such amount shall be credited to Borrower’s operating account maintained at Bank. Bank may, in its sole discretion, send requests for verification of Accounts or notify Borrower’s account debtors of the assignment of such Accounts to Bank, and take such other actions as set forth in the lockbox Agreements. Upon Bank’s request, Borrower shall cause any third-party payment processors to execute and deliver an acknowledgment and payment direction letter in form and substance reasonably satisfactory to Bank.

I. Exhibit B to the Loan and Security Agreement is replaced in its entirety with the Exhibit B attached hereto.

J. Exhibit D to the Loan and Security Agreement is replaced in its entirety with the Exhibit D attached hereto.

K. The Schedule of Exceptions to the Loan and Security Agreement is replaced in its entirety with the Schedule of Exceptions attached hereto.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, they have no defenses against the obligations to pay any amounts under the Indebtedness. Borrower (“Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, the Loan and Security Agreement and the other Existing Documents, each Releasing Party releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Existing Documents, and/or Bank’s actions to exercise any remedy available under the Existing Documents or otherwise.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of the date of this Loan and Security Modification Agreement (except for representations and warranties expressly referring to a specific date shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such date), and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

6. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

7. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	Payment of a facility fee equal to $37,500 in respect of the Revolving Line, which shall be deemed fully earned and nonrefundable as of the date hereof;

(b)	payment of all Bank Expenses incurred through the date hereof; and

(c)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. REFERENCE TO AND EFFECT ON THE LOAN AND SECURITY AGREEMENT. Upon the effectiveness of this Loan and Security Modification Agreement, each reference in the Loan and Security Agreement and in other documents describing or referencing the Loan and Security Agreement to the “Agreement,” “Loan and Security Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Loan and Security Agreement shall mean and be a reference to the Loan and Security Agreement, as amended hereby.

9. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signature Page to Follow]

10. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:		BANK:

EVERQUOTE, INC., a Delaware corporation		WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Joseph Sanborn	By:	/s/ Victor Le
Name:	Joseph Sanborn	Name:	Victor Le
Title:	CFO	Title:	Director

EXHIBIT B

REVOLVING ADVANCE REQUEST FORM

EXHIBIT D

COMPLIANCE CERTIFICATE

Exhibit D

SCHEDULE OF EXCEPTIONS